EXHIBIT 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK
OF
LAREDO OIL, INC.

Warrant No. __	Issued on (Date)
Void after (Date), 2015

This certifies that in consideration of the sum of (Amount) previously paid to LAREDO OIL, INC., a Delaware corporation (the “Company”), with principal offices at 9452 East Heritage Trail Drive; Scottsdale, Arizona 85255, receipt of which is hereby acknowledged, (INVESTOR NAME) is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time after the earlier to occur to (i) the closing of the Next Financing (as defined below) or (ii) the Maturity Date of the Note (as defined below), and prior to 5:00 p.m. Pacific Time on (Date), 2015 (the “Expiration Date”) up to that number of shares of Warrant Stock (as defined below) as may be purchased for the Purchase Amount (as defined below) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased in lawful money of the United States.  The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant is issued pursuant to that certain Note and Warrant Purchase Agreement dated as of (Date) (the “Purchase Agreement”), by and among the Company, the original holder of this Warrant and certain other investors listed on the Schedule of Investors attached to the Purchase Agreement as Exhibit A, and is subject to the provisions thereof.

1.           DEFINITIONS.  The following definitions shall apply for purposes of this Warrant:

1.1           “Change of Control” means (a) any sale or exchange of the capital stock by the shareholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or (b) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an Acquiring Shareholder, as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Shareholder; or (c) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company’s shareholders. For purposes of this Section 1.1, an “Acquiring Shareholder” means a shareholder or shareholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction.

1.2           “Company” means the “Company” as defined above and includes any corporation that shall succeed to or assume the obligations of the Company under this Warrant.

1.3           “Holder” means any person who shall at the time be the registered holder of this Warrant.

1.4            “Next Financing” means the Company’s next sale of its preferred or common stock (but not issuances only of options or warrants to acquire such preferred stock) in one transaction or series of related transactions undertaken by the Company primarily for capital-raising purposes for an aggregate purchase price paid to the Company of no less than $7,500,000 (including the principal amount of and accrued interest or any other amounts owing on any convertible promissory notes of the Company converted into capital stock and issued therein).

1.5           “Note” means the Subordinated Convertible Promissory Note of even date herewith initially payable to the initial Holder hereof.

1.6           “Notes” means a series of subordinated convertible promissory notes aggregating up to $300,000 in principal amount issued under the Purchase Agreement, of which the Note is one, each such note containing substantially identical terms and conditions as the Note.

1.7           “Purchase Amount” means two hundred fifty percent (250%) of the principal amount of the Note.

1.8           “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefore, as provided herein.

1.9           “Warrants” means a series of warrants to purchase the Company’s preferred or common stock issued under the Purchase Agreement, of which this Warrant is one, each such warrant containing substantially identical terms and conditions as this Warrant.

1.10           “Warrant Price” means the lower of (a) if the Warrant Stock is the type of preferred or common stock of the Company sold in the Next Financing, an amount equal to the lowest per share selling price of shares of that stock issued in the Next Financing and (b)  $2.00 per share.  The Warrant Price is subject to adjustment as provided herein.

1.11           “Warrant Stock” means the Company’s preferred or common stock sold in the Next Financing.  The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2.           EXERCISE.

2.1           Method of Exercise.  Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole only, at any time or from time to time, on any business day before the Expiration Date for up to that number of shares of Warrant Stock that is obtained by dividing (a) the Purchase Amount by (b) one dollar ($1.00), by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefore, if applicable, as determined in accordance with the terms hereof.

2.2           Form of Payment.  Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder, or (iv)any combination of the foregoing.

2.3           No Fractional Shares.  No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares.  If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

2.4           Restrictions on Exercise.  This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 4 of the Purchase Agreement are true and correct as of the date of exercise.

2.5           Net Exercise.  In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Warrant Stock computed using the following formula:

Y (A - B)
X =                A
Where:

X --	The number of shares of Warrant Stock to be issued to the holder of this Warrant.

Y --	The number of shares of Warrant Stock purchasable under this Warrant.

A --	The fair market value of one share of Warrant Stock.

B --	The Warrant Price (as adjusted to the date of such calculations).

For purposes of this Section 2.5, the fair market value of a share of Warrant Stock shall mean the average of the closing bid and asked prices of shares of Warrant Stock quoted in the over-the-counter market in which the shares of Warrant Stock are traded or the closing price quoted on any exchange on which such shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange).  If the shares of Warrant Stock are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share of Warrant Stock that the Company could obtain from a willing buyer for such shares sold by the Company from authorized but unissued shares of Warrant Stock, as such prices shall be determined in good faith by the Company’s Board of Directors.

3.           ISSUANCE OF STOCK.  Except as set forth in Section 4, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.  As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

4.           EARLY EXPIRATION. This Warrant shall automatically expire and be of no further force and effect without any action by the Holder immediately prior to (i) the effective date of a Change of Control.  If the Company proposes at any time to effect a Change of Control, the Company shall mail to the Holder a notice specifying the date on which the Change of Control is anticipated to become effective, and the Holder shall have the right to exercise this Warrant for the applicable Warrant Stock prior to such expiration event.

5.           ADJUSTMENT PROVISIONS.  The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefore, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

5.1           Adjustment for Stock Splits and Stock Dividends.  The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

5.2           Adjustment for Other Dividends and Distributions.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 5.1 or 5.3) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

5.3           Adjustment for Reorganization, Consolidation, Merger.  Except as provided in Section 4 (Early Expiration), in case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with or merge into another corporation, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation or merger if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger.

5.4           Conversion of Stock.  In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company’s Articles of Incorporation, into common stock or other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Warrant Stock”), the stock and other securities and property that the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

5.5           Notice of Adjustments.  The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant.  The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.6           No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.7           Reservation of Stock.  If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

6.           NO RIGHTS OR LIABILITIES AS SHAREHOLDER.  This Warrant does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company.  In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

7.           NO IMPAIRMENT.  The Company will not, by amendment of its articles of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment.  Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

8.           ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

9.           TRANSFER.  Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Warrant may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder.  The rights and obligations of the Company and the Holder under this Warrant and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10.           GOVERNING LAW.  This Warrant shall be governed by and construed under the internal laws of the State of Delaware.

11.           HEADINGS.  The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant.  All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12.           NOTICES.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (c) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on Exhibit A to the Purchase Agreement or, in the case of the Company, at 9452 East Heritage Trail Drive; Scottsdale, Arizona 85255, or at such other address as any party or the Company may designate by giving ten days’ advance written notice to all other parties.

13.           AMENDMENT; WAIVER.  This Warrant and all other Warrants issued under the Purchase Agreement may be amended and provisions may be waived by the warrant holders and the Company as provided in Section 6.8 of the Purchase Agreement.  Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each holder of any Warrants at the time outstanding, each future holder of such securities, and the Company.

14.           SEVERABILITY.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.           TERMS BINDING.  By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

16.           PURCHASE AGREEMENT. This Warrant incorporates by reference all the terms of the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first written above.

THE COMPANY: LAREDO OIL, INC.
By:
Name:	Bradley E. Sparks
Title:	Chief Financial Officer

AGREED AND ACKNOWLEDGED
THE HOLDER:
By:
Name:
Title:

EXHIBIT 1

FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)

To:  LAREDO OIL, INC.

(1)           The undersigned Holder hereby elects to purchase _____________ shares of _____________ Stock of LAREDO OIL, INC. (the “Warrant Stock”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 4 of the Purchase Agreement (as defined in the Warrant) as they apply to the undersigned Holder continue to be true and correct as of this date.

(3)           Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)

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